Exhibit 99.1

•Reported third-quarter earnings of $133 million or $0.32 per share; adjusted earnings of $1.0 billion or $2.52 per share; including $241 million of pre-tax accelerated depreciation on Los Angeles Refinery
•Operated at 99% capacity utilization in Refining with 86% clean product yield
•Achieved record Y-grade throughput and fractionation volumes of 1 MMBD & 930 MBD, respectively
•Generated $1.2 billion of net operating cash flow, $1.9 billion excluding working capital
•Recently acquired the remaining 50% interest in WRB Refining LP, gaining full ownership of the Wood River and Borger refineries

HOUSTON, October 29, 2025 – Phillips 66 (NYSE: PSX) announced third-quarter earnings.

“Our third quarter results reflect our continued commitment to world-class operations. Our Refining and Midstream businesses both set records with year-to-date clean product yield and fractionation volumes, respectively. Additionally, our Chemicals business operated at over 100% utilization and generated solid returns in a challenging market,” said Mark Lashier, chairman and CEO of Phillips 66.

“Our recent acquisition of the remaining 50% interest in WRB Refining represents a pivotal move to simplify our portfolio and enhance opportunities for margin capture. This transaction further strengthens our leading position in the Central Corridor and is foundational to our long-term strategy.

Mark added, “The Board and management team remain focused on delivering results and are committed to maximizing shareholder returns. We also value our ongoing shareholder engagement and look forward to continued dialogue with all our stakeholders.”

Strategic Priorities Progress and Business Highlights

•Recently announced an open season for transportation service on Western Gateway Pipeline, a proposed refined products pipeline connecting the Mid-Continent to Arizona, California, and Nevada.

•Completed the acquisition of the remaining 50% ownership in WRB Refining LP on Oct. 1.

•Advanced NGL wellhead-to-market strategy with Dos Picos II, a 220 MMCF/D plant in the Midland Basin becoming fully operational, and the completion of the first phase of the Coastal Bend pipeline expansion increasing capacity from 175 MBD to 225 MBD.

•Progressed Chemicals Golden Triangle Polymers Project in Orange, Texas with expected startup by late 2026 and Ras Laffan Polymers Project in Qatar with expected startup by early 2027.

•Achieved a record year-to-date clean product yield of 87% and reached our highest quarterly utilization of 99% since 2018, demonstrating strong operational execution.

•Ceased processing crude oil at the Los Angeles Refinery on Oct. 16, with remaining units expected to be idled by year end.

•On track to complete the divestiture of our majority interest in our Germany and Austria retail marketing business by year end.

Financial Results Summary
(in millions of dollars, except as indicated)

	3Q 2025	2Q 2025
Earnings	$133	877
Adjusted Earnings[1]	1,025	973
Adjusted EBITDA[1]	2,594	2,501
Earnings Per Share
Earnings Per Share - Diluted	0.32	2.15
Adjusted Earnings Per Share - Diluted[1]	2.52	2.38
Cash Flow From Operations	1,178	845
Cash Flow From Operations, Excluding Working Capital[1]	1,920	1,920
Capital Expenditures & Investments	541	587
Acquisitions, net of cash acquired	(10)	2,220
Return of Capital to Shareholders	751	906
Repurchases of common stock	267	419
Dividends paid on common stock	484	487
Cash and Cash Equivalents, including cash classified within Assets held for sale	1,950	1,144
Debt	21,755	20,935
Debt-to-capital ratio	44%	42%
Net debt-to-capital ratio[1]	41%	41%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(Millions of dollars, except as indicated)

	3Q 2025	2Q 2025	Change
Earnings (Loss)[1]	$133	877	(744)
Midstream	697	731	(34)
Chemicals	176	20	156
Refining	(518)	359	(877)
Marketing and Specialties	251	571	(320)
Renewable Fuels	(43)	(133)	90
Corporate and Other	(364)	(428)	64
Income tax (expense) benefit	(32)	(212)	180
Noncontrolling interests	(34)	(31)	(3)

Adjusted Earnings (Loss)[1,2]	$1,025	973	52
Midstream	697	731	(34)
Chemicals	176	20	156
Refining	430	392	38
Marketing and Specialties	477	660	(183)
Renewable Fuels	(43)	(133)	90
Corporate and Other	(364)	(383)	19
Income tax expense	(314)	(283)	(31)
Noncontrolling interests	(34)	(31)	(3)

Adjusted EBITDA[2]	$2,594	2,501	93
Midstream	964	972	(8)
Chemicals	308	148	160
Refining	904	867	37
Marketing and Specialties	525	718	(193)
Renewable Fuels	(18)	(110)	92
Corporate and Other	(89)	(94)	5

Operating Highlights
Pipeline Throughput - Y-Grade to Market (MB/D)[3]	999	956	43
NGL Fractionated (MB/D)	930	883	47
Chemicals Global O&P Capacity Utilization	104%	92%	12%
Refining
Turnaround Expense[4]	36	53	(17)
Realized Margin ($/BBL)[2]	12.15	11.25	0.90
Crude Capacity Utilization	99%	98%	1%
Clean Product Yield	86%	86%	—%
Renewable Fuels Produced (MB/D)	36	40	(4)
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

[4] Excludes turnaround expense of all equity affiliates.

Third-Quarter 2025 Financial Results

Reported earnings were $133 million for the third quarter of 2025 versus $877 million in the second quarter of 2025. Third-quarter earnings included pre-tax special item adjustments of $(948) million in the Refining segment and $(226) million in the Marketing and Specialties segment. Adjusted earnings for the third quarter were $1.0 billion versus adjusted earnings of $973 million in the second quarter.

•Midstream third-quarter 2025 pre-tax income decreased compared with the second quarter mainly due to lower margins, partially offset by higher volumes. These results included $30 million of additional depreciation associated with the retirement of assets at our Los Angeles Refinery.

•Chemicals pre-tax income increased mainly due to higher margins and lower costs which were largely driven by a decrease in turnaround spend.

•Refining adjusted pre-tax income increased mainly due to higher realized margins driven by higher market crack spreads, partially offset by higher environmental costs primarily associated with the planned idling of the Los Angeles Refinery.

•Marketing and Specialties adjusted pre-tax income decreased primarily due to lower margins.

•Renewable Fuels pre-tax results improved primarily due to higher realized margins, including inventory impacts, as well as higher international credits.

•Corporate and Other adjusted pre-tax loss decreased mainly due to timing of charitable contributions.

As of Sept. 30, 2025, the company had $2.0 billion of cash and cash equivalents, including assets held for sale, and $5.2 billion of committed capacity available under credit facilities.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s third-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, TX, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

Investor Relations
investorrelations@p66.com

Media Relations
phillips66media@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings (loss) per share,” “adjusted controllable cost,” “cash from operations, excluding working capital,” “net debt-to-capital ratio,” and “realized refining margin per barrel.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2025			2024
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$697	731	2,179	644	1,965
Chemicals	176	20	309	342	769
Refining	(518)	359	(1,096)	(108)	410
Marketing and Specialties	251	571	2,104	(22)	759
Renewable Fuels	(43)	(133)	(361)	(116)	(226)
Corporate and Other	(364)	(428)	(1,168)	(327)	(989)
Pre-Tax Income	199	1,120	1,967	413	2,688
Less: Income tax expense	32	212	366	44	538
Less: Noncontrolling interests	34	31	104	23	41
Phillips 66	$133	877	1,497	346	2,109

Adjusted Earnings (Loss)
	Millions of Dollars
	2025			2024
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$697	731	2,111	672	2,038
Chemicals	176	20	309	342	769
Refining	430	392	(115)	(67)	548
Marketing and Specialties	477	660	1,402	583	1,305
Renewable Fuels	(43)	(133)	(361)	(116)	(226)
Corporate and Other	(364)	(383)	(1,102)	(327)	(989)
Pre-Tax Income	1,373	1,287	2,244	1,087	3,445
Less: Income tax expense	314	283	519	205	709
Less: Noncontrolling interests	34	31	95	23	71
Phillips 66	$1,025	973	1,630	859	2,665

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2025			2024
	3Q	2Q	Sep YTD	3Q	Sep YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$133	877	1,497	346	2,109
Pre-tax adjustments:
Impairments[1]	948	—	969	28	415
Net (gain) loss on asset dispositions[2]	(15)	89	(1,011)	—	(238)
Los Angeles Refinery cessation costs	—	—	—	41	41
Legal accrual[3]	241	33	274	605	605
Legal settlement	—	—	—	—	(66)
Professional advisory fees	—	45	45	—	—
Tax impact of adjustments[4]	(282)	(40)	(122)	(161)	(171)
Other tax impacts	—	(31)	(31)	—	—
Noncontrolling interests	—	—	9	—	(30)
Adjusted earnings	$1,025	973	1,630	859	2,665
Earnings per share of common stock (dollars)	$0.32	2.15	3.66	0.82	4.94
Adjusted earnings per share of common stock (dollars)	$2.52	2.38	3.98	2.04	6.25
Adjusted Weighted-Average Diluted Common Shares Outstanding (thousands)	406,045	407,934	407,903	419,827	426,301

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$697	731	2,179	644	1,965
Pre-tax adjustments:
Impairments	—	—	—	28	311
Net gain on asset dispositions[2]	—	—	(68)	—	(238)
Adjusted pre-tax income	$697	731	2,111	672	2,038
Chemicals Pre-Tax Income	$176	20	309	342	769
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income	$176	20	309	342	769
Refining Pre-Tax Income (Loss)	$(518)	359	(1,096)	(108)	410
Pre-tax adjustments:
Impairments[1]	948	—	948	—	104
Los Angeles Refinery cessation costs	—	—	—	41	41
Legal settlement	—	—	—	—	(7)
Legal accrual	—	33	33	—	—
Adjusted pre-tax income (loss)	$430	392	(115)	(67)	548

Exhibit 99.1

Marketing and Specialties Pre-Tax Income	$251	571	2,104	(22)	759
Pre-tax adjustments:
Net (gain) loss on asset dispositions[2]	(15)	89	(943)	—	—
Legal settlement	—	—	—	—	(59)
Legal accrual[3]	241	—	241	605	605
Adjusted pre-tax income	$477	660	1,402	583	1,305
Renewable Fuels Pre-Tax Loss	$(43)	(133)	(361)	(116)	(226)
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax loss	$(43)	(133)	(361)	(116)	(226)
Corporate and Other Pre-Tax Loss	$(364)	(428)	(1,168)	(327)	(989)
Pre-tax adjustments:
Impairments	—	—	21	—	—
Professional advisory fees	—	45	45	—	—
Adjusted pre-tax loss	$(364)	(383)	(1,102)	(327)	(989)

1. Impairments recorded in the third quarter 2025 are related to our 50% equity investment in WRB Refining LP as a result of the definitive agreement entered into in September 2025, and closed on Oct. 1, 2025 in the Refining segment.

2. Net gain on asset dispositions of our 49% non-operated equity interest in Coop Mineraloel AG in the first quarter 2025. In connection with our pending disposition of our Germany and Austria retail marketing business, in the second and third quarters of 2025, we recognized before-tax unrealized (gain) loss from foreign currency derivatives impacting the Marketing & Specialties segment. Also in the first quarter 2025, was a gain on disposition of DCP Midstream, LP’s 25% interest in Gulf Coast Express Pipeline LLC.

3. Legal accrual related to ongoing litigation with Propel Fuels, Inc.
4. We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2025
	3Q	2Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$167	908
Plus:
Income tax expense	32	212
Net interest expense	225	230
Depreciation and amortization	826	816
Phillips 66 EBITDA	$1,250	2,166
Special Item Adjustments (pre-tax):
Impairments	948	—
Net (gain) loss on asset dispositions	(15)	89
Legal accrual	241	33
Professional advisory fees	—	45
Total Special Item Adjustments (pre-tax)	1,174	167
Change in Fair Value of NOVONIX Investment	(6)	2
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$2,418	2,335
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	15	17
Proportional share of selected equity affiliates net interest	13	15
Proportional share of selected equity affiliates depreciation and amortization	199	184
Adjusted EBITDA attributable to noncontrolling interests	(51)	(50)
Phillips 66 Adjusted EBITDA	$2,594	2,501

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$697	731
Plus:
Depreciation and amortization	278	260
Midstream EBITDA	$975	991
Special Item Adjustments (pre-tax):
None	—	—
Midstream EBITDA, Adjusted for Special Items	$975	991
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	4	4
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	33	24
Adjusted EBITDA attributable to noncontrolling interests	(51)	(50)
Midstream Adjusted EBITDA	$964	972

Exhibit 99.1

Chemicals Income before income taxes	$176	20
Plus:
None	—	—
Chemicals EBITDA	$176	20
Special Item Adjustments (pre-tax):
None	—	—
Chemicals EBITDA, Adjusted for Special Items	$176	20
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	11	13
Proportional share of selected equity affiliates net interest	(1)	(1)
Proportional share of selected equity affiliates depreciation and amortization	122	116
Chemicals Adjusted EBITDA	$308	148
Refining Income (loss) before income taxes	$(518)	359
Plus:
Depreciation and amortization	444	443
Refining EBITDA	$(74)	802
Special Item Adjustments (pre-tax):
Impairments	948	—
Legal accrual	—	33
Refining EBITDA, Adjusted for Special Items	$874	835
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	—
Proportional share of selected equity affiliates net interest	1	3
Proportional share of selected equity affiliates depreciation and amortization	29	29
Refining Adjusted EBITDA	$904	867
Marketing and Specialties Income before income taxes	$251	571
Plus:
Depreciation and amortization	23	33
Marketing and Specialties EBITDA	$274	604
Special Item Adjustments (pre-tax):
Legal accrual	241	—
Net gain on asset dispositions	(15)	89
Marketing and Specialties EBITDA, Adjusted for Special Items	$500	693
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	—
Proportional share of selected equity affiliates net interest	10	10
Proportional share of selected equity affiliates depreciation and amortization	15	15
Marketing and Specialties Adjusted EBITDA	$525	718
Renewable Fuels Loss before income taxes	$(43)	(133)
Plus:
Depreciation and amortization	25	23
Renewable Fuels EBITDA	$(18)	(110)
Special Item Adjustments (pre-tax):
None	—	—

Exhibit 99.1

Renewable Fuels EBITDA, Adjusted for Special Items	$(18)	(110)
Corporate and Other Loss before income taxes	$(364)	(428)
Plus:
Net interest expense	225	230
Depreciation and amortization	56	57
Corporate and Other EBITDA	$(83)	(141)
Special Item Adjustments (pre-tax):
Professional advisory fees	—	45
Total Special Item Adjustments (pre-tax)	—	45
Change in Fair Value of NOVONIX Investment	(6)	2
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(89)	(94)

	Millions of Dollars Except as Indicated
	2025
	3Q	2Q
Debt-to-Capital Ratio
Total Debt	$21,755	20,935
Total Equity	28,077	28,626
Debt-to-Capital Ratio	44%	42%
Cash and Cash Equivalents, including cash classified within Assets held for sale	1,950	1,144
Net Debt-to-Capital Ratio	41%	41%

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2025
	3Q	2Q
Reconciliation of Refining Income (Loss) Before Income Taxes to Realized Refining Margins
Income (loss) before income taxes	$(518)	359
Plus:
Taxes other than income taxes	90	94
Depreciation, amortization and impairments	1,395	446
Selling, general and administrative expenses	40	32
Operating expenses	909	848
Equity in (earnings) losses of affiliates	(31)	2
Other segment (income) expense, net	7	(47)
Proportional share of refining gross margins contributed by equity affiliates	262	234
Special items:
None	—	—
Realized refining margins	$2,154	1,968
Total processed inputs (thousands of barrels)	153,379	152,005
Adjusted total processed inputs (thousands of barrels)*	177,393	174,772
Income (loss) before income taxes (dollars per barrel)**	$(3.38)	2.36
Realized refining margins (dollars per barrel)***	$12.15	11.25

*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income (loss) before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.